UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Baker Hughes Company

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100, Houston, Texas		77079-1121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040 of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.	BKR40	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on July 28, 2025, Baker Hughes Company, a Delaware corporation (“Baker Hughes”), Tango Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Baker Hughes (“Merger Sub”), and Chart Industries, Inc., a Delaware corporation (“Chart”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Baker Hughes will acquire Chart through a merger of Merger Sub with and into Chart (the “Merger”), with Chart surviving the Merger as an indirect wholly owned subsidiary of Baker Hughes.

The completion of the Merger is conditioned on, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on November 6, 2025.

Both parties continue to expect the Merger to close in mid-year 2026, subject to customary conditions and the receipt of the other applicable regulatory approvals.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended (each a “forward-looking statement”). All statements, other than historical facts, including statements regarding the presentation of Baker Hughes’s operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “would,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target,” “goal” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ include, but are not limited to: Baker Hughes’s ability to consummate the proposed transaction with Chart; the conditions to the completion of the proposed transactions; that the regulatory approvals required for the proposed transactions may not be obtained on the terms expected or on the anticipated schedule or at all; Baker Hughes’s ability to finance the proposed transaction with Chart; Baker Hughes’s indebtedness, including the substantial indebtedness Baker Hughes expects to incur in connection with the proposed transaction with Chart and the need to generate sufficient cash flows to service and repay such debt; Baker Hughes’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction contemplated by the proposed transaction with Chart; the possibility that Baker Hughes may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Chart’s operations with those of Baker Hughes; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of Chart may be difficult; that Baker Hughes and Chart are subject to intense competition and increased competition is expected in the future; and general economic conditions that are less favorable than expected. Other important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of Part 1 of Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 4, 2025, and those set forth from time-to-time in other filings by the Company with the SEC. Additional risks that may affect Chart’s results of operations are identified in the “Risk Factors” section of Part 1 of Item 1A of Chart’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025, and those set forth from time-to-time in other filings by Chart with the SEC. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov.

Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. Baker Hughes does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: November 7, 2025	By:	/s/ Fernando Contreras
Fernando Contreras
VP, Chief Compliance Officer & Corporate Secretary